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                                   SCHEDULE A

                                December 5, 2000

                             RS Diversified Growth
                           The Information Age Fund-R-
                            RS MicroCap Growth Fund
                        RS Global Natural Resources Fund
                          RS MidCap Opportunities Fund
                              RS Internet Age Fund-TM-
                           RS Aggressive Growth Fund
                              RS Money Market Fund